Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231347, 333-236971, 333-254838, 333-271522 and 333-263807) and on Form S-3 (Nos. 333-261049, 333-257404, 333-248198 and 333-271949) of Milestone Pharmaceuticals Inc. of our report dated March 21, 2024 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/PricewaterhouseCoopers LLP
Montréal, Canada
March 21, 2024